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                                                                   EXHIBIT 10.25


                 CITY OF HOUSTON, TEXAS, ORDINANCE NO. 97-1567

     AN ORDINANCE GRANTING A FRANCHISE TO TVMAX COMMUNICATIONS (TEXAS),
INC., A DELAWARE CORPORATION, TO ENCROACH UPON AND USE THE PUBLIC WAY OF THE CITY OF HOUSTON, TEXAS, FOR THE PURPOSE OF LAYING, CONSTRUCTING, LEASING, MAINTAINING, REPAIRING, REPLACING, REMOVING, USING, AND OPERATING THEREIN, A TELECOMMUNICATIONS NETWORK FOR PROVIDING AUTHORIZED TELECOMMUNICATIONS SERVICES; PROVIDING FOR RELATED TERMS AND CONDITIONS; TERMINATING TEMPORARY PERMIT GRANTED UNDER CITY OF HOUSTON ORDINANCE NO. 97-285 ON THE EFFECTIVE DATE OF THIS ORDINANCE; AND MAKING CERTAIN FINDINGS RELATED THERETO.

           WHEREAS, TVMAX Communications (Texas), Inc. is in the business of laying, constructing, leasing, maintaining, repairing, replacing, removing, using and operating a telecommunications network and has requested a franchise to allow such activities within the City of Houston (the "City") for the purpose of providing telecommunication services to its customers and subscribers; and

           WHEREAS, it is hereby found and determined by the City Council that it is in the best interest of the City that a franchise be granted to TVMAX Communications (Texas), Inc., granting it the right to use the streets and public rights of way of the City to provide telecommunication services to its customers and subscribers, subject to the terms and conditions provided herein; NOW, THEREFORE,

BE IT ORDAINED BY THE CITY COUNCIL OF THE CITY OF HOUSTON, TEXAS:

                                   ARTICLE I.
                        DEFINITIONS AND INTERPRETATIONS

      SECTION 1.01. SHORT TITLE AND TABLE OF CONTENTS.

      a. This ordinance shall be known and may be cited as the TVMAX Communications (Texas), Inc. Telecommunication Franchise Ordinance.

      b.  Table of Contents.

ARTICLE I. DEFINITIONS AND INTERPRETATIONS      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
      Section 1.01. Short title and table of contents     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
      Section 1.02. Definitions     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

ARTICLE II. GRANT OF FRANCHISE AND TERM         . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
      Section 2.01. Rights granted        . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

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
      Section 2.02. Term      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
      Section 2.03. Specific limitations        . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
      Section 2.04. Use of the Network by other Persons         . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
      Section 2.05. Use of the Public Way by other Persons      . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
      Section 2.06. Termination of Temporary Permit       . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
      Section 2.07. Non-discrimination between telecommunication franchisees      . . . . . . . . . . . . . . . . . . . 8

ARTICLE III. FEES       . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
      Section 3.01. Franchise fee, generally        . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
      Section 3.02. Timing of payment     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
      Section 3.03. Report to director; audit       . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
      Section 3.04. Payment under protest       . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
      Section 3.05. Late payment    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
      Section 3.06. New Construction Permit Fee     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9

ARTICLE IV. RECORDS AND FILING REQUIREMENTS     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
      Section 4.01. Record keeping        . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
      Section 4.02. Confidential information        . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
      Section 4.03. Enforcement     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

ARTICLE V. REGULATION OF CONSTRUCTION, USE OF THE PUBLIC WAY          . . . . . . . . . . . . . . . . . . . . . . . .  11
      Section 5.01. Interference with public use prohibited     . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
      Section 5.02. Permitting and plan approval    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
      Section 5.03. Work standards        . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
      Section 5.04. Work in the Public Ways     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
      Section 5.05. Restoration     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
      Section 5.06. Relocation or removal       . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
      Section 5.07. Timely completion     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
      Section 5.08. Subsequent rules and regulations      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
      Section 5.09. Inspections     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
      Section 5.10. Abandonment of obsolete facilities        . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
      Section 5.11. Acquisition of property adjacent to Public Way        . . . . . . . . . . . . . . . . . . . . . .  16
      Section 5.12. Abandonment of Public Way       . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
      Section 5.13. Bonding         . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
      Section 5.14. Installation of City fiber      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

ARTICLE VI. INDEMNIFICATION AND INSURANCE       . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
      Section 6.01. Indemnification       . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
      Section 6.02. Insurance       . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

ARTICLE VII. DEFAULT AND TERMINATION      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
      Section 7.01. Defaults        . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
      Section 7.02. Cure period     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

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
      Section 7.03. Termination     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

ARTICLE VIII. TRANSFER OF FRANCHISE       . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
      Section 8.01. Prohibition     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
      Section 8.02. Process         . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
      Section 8.03. Scope of Review       . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
      Section 8.04. Assignments not Requiring Approval    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
      Section 8.05. Release         . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

ARTICLE IX. MISCELLANEOUS     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
      Section 9.01. Discrimination prohibited       . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
      Section 9.02. Drug-free workplace         . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
      Section 9.03. Notice    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
      Section 9.04. Force Majeure         . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
      Section 9.05. Controlling laws      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
      Section 9.06. Cumulative effect     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
      Section 9.07. Severability    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
      Section 9.08. Entire agreement      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
      Section 9.09. Captions        . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
      Section 9.10. Acceptance and approval     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
      Section 9.11. Non-waiver    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
      Section 9.12. Written amendment     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
      Section 9.13. Publication     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
      Section 9.14. Duties upon termination     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
      Section 9.15. Valuation       . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
      Section 9.16. Acceptance      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
      Section 9.17. Representations and warranties        . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
           a. Organization, standing and power      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
           b. Compliance with law         . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
           c. Full disclosure       . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
           d. Truthful statements         . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
           e. Survival of representations and warranties        . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
      Section 9.18. Effective Date        . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27

EXHIBIT A

EXHIBIT B

EXHIBIT C

      SECTION 1.02. DEFINITIONS. For the purpose of this Franchise, the following terms, phrases, words, and their derivations shall have the meaning given herein unless more specifically

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defined within other sections of this Franchise. When not inconsistent with the context, words used in the present tense include the future tense, words in the single number include the plural number. The word "shall" is always mandatory, and not merely directory.

      Anniversary Date means the successive annual recurrence of the Effective Date.

      Cable Services shall have the meaning defined for such term in the Cable Communications Policy Act of 1984, as amended.

      City means the City of Houston, Texas, a home-rule municipal corporation principally located in Harris County, Texas, acting by and through its governing body, the City Council.

      City Engineer means the City Engineer for the City or a designee thereof.

      Confidential Information is defined in SECTION 4.02(a).

      Construction Permit Fee is defined in SECTION 3.06.

      CPI-U means the Consumer Price Index for All Urban Consumers, U.S. city average, All Items, as published in the Monthly Labor Review by the Bureau of Labor Statistics of the Department of Labor of the United States of America applicable to the third month immediately preceding the Anniversary Date; or if the CPI is discontinued, the most nearly comparable statistics of the U.S. Department of Labor (or if such statistics are no longer published by the U.S. Department of Labor, the most nearly comparable statistics published by a recognized financial authority selected by the Director.)

      Day, whether or not capitalized, means a calendar day, unless specifically provided otherwise.

      Director means the Director of the City's Department of Finance and Administration, or such person as such director may designate.

      Effective Date is defined in SECTION 9.18.

      Franchise means this ordinance, and includes the rights, obligations and privileges granted to the Franchisee herein.

      Franchisee means TVMAX Communications (Texas), Inc., a Delaware corporation.

      Franchise Fee means the fees provided for payment by the Franchisee as provided in this Franchise.


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      Gross Receipts means all Local Telecommunications Revenue (excluding (i)
Franchise Fees itemized on customer billings, (ii) sales taxes, excise taxes or any similar direct taxes upon the customer or subscriber collected by the Franchisee, (iii) receipts from the sale or trade-in value of any property used in the provision of Services, (iv) refunds from suppliers, (v) refunds, rebates, credits or discounts to customers or subscribers) received by the Franchisee or by any affiliate, subsidiary, agent or assign, or other entity controlled by the Franchisee using the Public Way that does not have a current valid franchise with City, in connection with the provision of Services within the City of Houston, including payments received for the operation of the Network Facilities or maintaining, leasing, exchanging or using all or any portion of the Network Facilities or for the provision of Services.

      Local Office is defined in SECTION 4.01(c).

      Local Telecommunications Revenue means the aggregate of all receipts, direct or indirect, for Services provided by the Franchisee to its customers or subscribers whose service address is physically located within the city limits of the City. Local Telecommunications Revenue shall not include any amounts charged to customers or subscribers that are paid to any telecommunications system operator or owner not affiliated with the Franchisee for the provision of Services on the Network Facilities if such amounts are payable by another telecommunications provider required to have a franchise from the City.

      Minimum Annual Fee is defined in SECTION 3.01(b).

      Network Facilities means conduits, ducts, manholes, vaults, tanks, towers, wave guides, optic fiber, microwave, dishes, and any associated converters, electrical lines, communications lines, transmission lines, cables, wires, amplifiers, switches, utility equipment, or other such object, device or facilities, including attachments and encasements containing such facilities, whether underground or overhead, which are designed, installed and constructed within the Public Way for the purpose of producing, receiving, amplifying, switching, transmitting or distributing audio, video, or other form of electronic signals to or from customers, subscribers or locations within city limits of the City in providing Services. Network Facilities does not include such facilities to the extent that they are used to provide Cable Services.

      New Construction Permit Fee is defined in SECTION 5.02(a).

      Person includes an individual, association, corporation, firm, joint venture, partnership, limited liability company, or other business entity or legal representative.

      Public Way means a Street or Water Way or any other right, title or interest in or to real property, which is owned or claimed by City for use of the public.

      Report is defined in SECTION 3.03.


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         Services means telecommunication services provided by the Franchisee through its Network Facilities, excluding Cable Services provided pursuant to separate franchise, but including without limitation (a) interconnecting telecommunication companies for the purpose of voice, data or non-cable video transmission; (b) providing switched or non-switched private line point-to-point service to end-users for voice, data and non-cable video transmission; (3) switching, transmitting or distributing signals on behalf of other telecommunication companies; or (4) any other telecommunication services authorized by State or Federal law.

         Street means the entire area within the boundary lines of every public street, avenue, road, parkway, drive, alley, highway, boulevard, bridge, tunnel or other City roadway whether improved or unimproved, and any part thereof including without limitation the pavement, shoulders, gutters, curbs, sidewalks, parking areas and all other areas within street lines.

         Water Way means the entire area within the boundary lines of every stream, lake, river, bayou, ditch or other body or course of water that is owned or maintained by the City.

                                   ARTICLE II.
                           GRANT OF FRANCHISE AND TERM

         SECTION 2.01. RIGHTS GRANTED. There is hereby granted to the Franchisee, subject to the reasonable and timely compliance by the Franchisee with the provisions contained herein, the non-exclusive right to encroach upon and use the Public Way for the purpose of laying, constructing, leasing, maintaining, repairing, replacing, removing, operating or using the Network Facilities, in whole or in part, across, along, over, above, or under any Public Way specifically for the purpose of providing the Services.

         SECTION 2.02. TERM. The rights and franchise granted hereunder shall be for a term beginning on the Effective Date and ending on December 31, 2009; provided that, either the Franchisee or the Director may require an alternate franchise to be substituted for this Franchise by giving the other written notice thereof on or before September 1, 1999. If the City and the Franchisee do not reach an agreement regarding the terms of the alternate franchise within 60 days of the date of such notice, subject to the terms of SECTION 2.07, the alternate franchise shall be substituted on substantially the same terms and conditions as the City offers to similar telecommunications companies making similar use of the Public Way as of such date. Any non-renewal of this Franchise shall be in accordance with all applicable requirements of State and Federal law and regulation.

         SECTION 2.03. SPECIFIC LIMITATIONS. This Franchise does not grant the Franchisee the right to provide, directly or indirectly, any services not specifically authorized by the terms of this Franchise. This Franchise does not authorize the provision of Cable Services, and the Franchisee may provide Cable Services through the Network Facilities only if authorized specifically by a separate franchise either already in existence as of the Effective Date or later granted at the discretion of City Council.

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         SECTION 2.04. USE OF THE NETWORK BY OTHER PERSONS.

         a. The Franchisee acknowledges and agrees that this Franchise authorizes specific use of Public Ways only by the Franchisee and it agrees that, except as specifically authorized herein or otherwise specifically authorized by the City, it will not allow the use, by lease or otherwise, of the Network Facilities by any other Person (other than an affiliate, subsidiary, or other entity controlled by the Franchisee if such other Person's gross receipts are included in the Gross Receipts for purposes of the Franchise Fee) to provide the Services or for any other purpose. Use of the Network Facilities by any Person for any purpose not specifically authorized hereunder shall be considered to be use thereof by the Franchisee and is prohibited.

         b. The Franchisee agrees to notify its customers or subscribers making sales of telecommunications services through the use of the Network Facilities of their possible need for a certificate from the Texas Public Utility Commission, an FCC license, other state or federal authorization, or City franchise, in the form provided in EXHIBIT A, attached hereto. Such notice shall be given to existing customers or subscribers within 60 days of the Effective Date and to new customers or subscribers within 30 days of the acquisition of such customer or subscriber.

         c. The Franchisee may lease the Network Facilities, or otherwise make the Network Facilities available, in whole or in part, to its customers in the ordinary conduct of the provision of Services, if (i) the Franchisee retains responsibility for servicing and repairing the Network Facilities, and (ii) the Franchisee has complied with the notice provisions of SUBSECTION (b). This Franchise shall not be construed to provide any other party with the authority to carry out its business by use of the Public Way, and any other party making use of the Network Facilities must have a valid franchise granted by City, if one is required. The Director shall determine whether a franchise is required in accordance with applicable law, and such determination shall be made as if the third party were the owner of the Network Facilities used by the third party, rather than the Franchisee.

         SECTION 2.05. USE OF THE PUBLIC WAY BY OTHER PERSONS.

         a. Nothing in this Franchise shall ever be held or construed to confer upon the Franchisee exclusive rights or privileges of any nature whatsoever. The City may permit other Persons to, and the Franchisee acknowledges that, the City or such other Persons may, lay, construct, operate, lease repair, maintain or make use of, any sewer, gas, water and other pipes or pipelines, cables, conduits, electrical lines, communications lines, transmission lines, utility equipment or any other object, improvement, facility or device across, along, over, above or under any Public Way. The City may also permit soil boring into and the installation of monitoring wells in or under any Public Way occupied by the Franchisee, and authorize any other lawful use of the Public Way.

         b. In permitting such work to be done, City shall not be liable to Franchisee for any damages arising out of the performance of any such work by such third parties, provided that

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



nothing herein shall relieve any Person other than the City or those operating on its behalf, from liability for damage to the Network Facilities.

         c. If the City requires the Franchisee to remove, alter, change, adapt or conform its Network Facilities to enable any Person except the City to use the Public Way, the Franchisee shall be obligated to make such changes to its Network Facilities only if the Person obtains a cash bond prior to such work to reimburse Franchisee for any loss and expense that will be caused by or which will arise out of such changes to the Network Facilities. The City shall not be liable for any reimbursement, loss, or expense caused by or arising out of such changes to the Network Facilities.

         SECTION 2.06. TERMINATION OF THE TEMPORARY PERMIT. If the term of the Temporary Permit granted to the Franchisee pursuant to City of Houston Ordinance No. 97-285 as amended, has not expired according to its terms on the Effective Date, then such Temporary Permit is hereby terminated and superseded hereby.

         SECTION 2.07. NON-DISCRIMINATION BETWEEN TELECOMMUNICATION FRANCHISEES. In addition to any non-discrimination provisions under applicable law, which this Franchise is not intended to limit, if the City grants a franchise to another substantially similar telecommunications service provider to make similar use of the Public Way, and such franchise is on terms and conditions more favorable or less burdensome to such franchisee in like or similar circumstances, then upon written request of the Franchisee, the City will offer the other franchise to the Franchisee in its entirety in substitute for this Franchise; provided that the term of the new franchise shall not be extended beyond the termination date of this Franchise.

                                  ARTICLE III.
                                      FEES

         SECTION 3.01. FRANCHISE FEE, GENERALLY.

         a. In consideration for the rights and privileges herein granted, the Franchisee shall pay to the City those fees set forth herein in the manner and within the time limitations specifically provided. Time is of the essence with regard to payments required hereby.

         b. The Franchisee shall pay to City a basic Franchise Fee equal to the greater of four percent of Gross Revenues, or the Minimum Annual Fee. The Minimum Annual Fee shall never be less than $22,000 annually, adjusted by the CPI-U, for each year this Franchise is in effect (the "Minimum Annual Fee"). The Minimum Annual Fee will be adjusted on each Anniversary Date by the percentage change in the CPI-U for the current year over the Base CPI-U. The most recently published CPI-U at the Effective Date shall be the Base CPI-U. The CPI-U in effect on each Anniversary Date shall be divided by the Base CPI-U and the resulting factor shall be



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



multiplied by the above-stated amount to determine the current year Minimum Annual Fee. On each Anniversary Date, the Minimum Annual Fee shall be computed as provided herein.

         SECTION 3.02. TIMING OF PAYMENT. Following the Effective Date, the Franchise Fee shall be paid with respect to each calendar quarter, or portion thereof, within 45 days immediately following the end of the quarter. The fourth quarter payment for each year this Franchise remains in effect shall be increased by an amount equal to the difference between the Minimum Annual Fee and the sum of Franchise Fees paid for that year, if the Minimum Annual Payment is greater than the sum of the paid Franchise Fees.

         SECTION 3.03. REPORT TO DIRECTOR; AUDIT.

         a. On the same date that Franchise Fee payments are to be paid, the Franchisee shall file with the Director a report showing all revenue, detailed by category, from the operations of the Network Facilities for the preceding calendar quarter. The Franchisee shall submit such report in the form of the City of Houston Franchise Fee Remittance Form, set forth in EXHIBIT B, attached hereto (the "Report").

         b. The City may, at its discretion, upon no less than 30 days prior written notice, require that the Franchisee's records related to this Franchise be audited by the Director to ascertain the correctness of any Report. If the audit determines that payment of Franchise Fees was not made in accordance with the terms of this Franchise and that such payment represents an underpayment of at least 10 percent of Franchise Fees due, the Franchisee shall reimburse the City for all reasonable audit costs, and pay all Franchise Fees determined to be due and payable to the City hereunder. Such costs and fees shall be paid within 30 days after determination of amount due is made.

         SECTION 3.04. PAYMENT UNDER PROTEST. Any payment due under the terms of this Franchise may be paid under protest. If made under protest, any payment shall not be considered a waiver of the Franchisee's rights to dispute the validity of the payment; provided that the Franchisee's right to reclaim a payment under protest is limited to two years from remittance, unless such period is extended by the Director.

         SECTION 3.05. LATE PAYMENT. If any quarterly payment is not received by the City on before five days immediately following the due date, the Franchisee shall pay interest at the annual rate of 10 percent, compounded daily. The Franchisee agrees to pay all costs of collection for any amounts due hereunder, including reasonable attorney fees.

         SECTION 3.06. NEW CONSTRUCTION PERMIT FEE. When submitting application for a New Construction Permit as provided in Article V, the Franchisee shall pay the permit fees provided herein. Such permit fees are in addition to the Franchise Fees and are non-refundable. Each application for a New Construction Permit shall be accompanied by a drawing and specification review fee of $1,005, or such reasonable fee as may be in effect at the time of the permit application ("New Construction Permit Fee"). The New Construction Permit Fee is only required for work in the Public Way other than routine maintenance or emergency repairs, as described in SECTION 5.02.

                                   ARTICLE IV.
                                     RECORDS

         SECTION 4.01. RECORD KEEPING. In addition to other records or filings required hereunder or by law, the Franchisee shall:

         a. Maintain a list, for review by the Director or City Engineer upon request, of all entities that use any portion of the Network Facilities.

         b. File copies, upon the Director's request, of all requested reports made to federal and state authorities pertaining to the regulation of any activity of the Franchisee in the Public Way.

         c. Retain all records pertaining to any use of the Public Way for a period of not less than five years at a location in Texas that is acceptable to the Director (the "Local Office") and make the same available to the Director for inspection, or copying from the Local Office during regular business hours upon 24 hours written notice.

         d. Maintain and provide a current map, upon request by the Director or City Engineer, certified by a registered professional engineer to be true and correct, showing the locations of the Network Facilities in the Public Ways.

         e. Maintain records, accounts, and financial and operating reports in a manner that will allow the City to determine the actual Gross Receipts. The Director may require the keeping of additional records or accounts reasonably necessary to determine the Franchisee's compliance with the terms of this Franchise.

         SECTION 4.02. CONFIDENTIAL INFORMATION.

         a. The Director will not reproduce any customer lists, confidential contracts or confidential financial information clearly designated by the Franchisee to be confidential or proprietary ("Confidential Information") not specifically required for documentation of audit issues. Except as provided by law, the City shall not disclose any Confidential Information to any Person. The Franchisee agrees that it will permit the Director to remove Confidential Information from its Local Office for a period of 10 working days for the purpose of review to determine Franchise compliance. Upon expiration of 10 working days or the completion of the Director's Franchise compliance review, whichever is first to occur, the Director shall return all Confidential Information removed from the Local Office; provided that the Director may retain copies of documents deemed by the Director to be reasonably necessary for purposes of determining compliance with this Franchise.

          b. The Director shall not disclose any Confidential Information reproduced for documentation of audit issues unless the City has received a request to review or copy Confidential Information under the Texas Open Records Act or related law (the "Act"). Upon receipt of such request, the City shall
(i) timely submit a request to the Attorney General of the State of Texas (or other appropriate official if the Attorney General is not the proper official) for an opinion as to whether the requested Confidential Information must be disclosed under the Act, and (ii) notify the Franchisee that a request to review or copy Confidential Information has been submitted to the City. Confidential Information deemed subject to disclosure under the Act shall be disclosed.

          SECTION 4.03. ENFORCEMENT. The City Attorney, or the City Attorney's designee, shall have the right to enforce all legal rights and obligations under this Franchise without further authorization. The Franchisee agrees to provide the City access to all documents and records that the Director, the Controller or the City Attorney deem reasonably necessary to assist in determining the Franchisee's compliance with this Franchise; provided that any documents that would be privileged under the Texas Rules of Civil Procedure shall not be required to be provided to the City.

                                   ARTICLE V.
              REGULATION OF CONSTRUCTION AND USE OF THE PUBLIC WAY

          SECTION 5.01. INTERFERENCE WITH PUBLIC USE PROHIBITED. The Franchisee shall lay, construct, operate, lease, maintain, repair and replace the Network Facilities so as not to unreasonably interfere with use of the Public Way. Insofar as possible, the Franchisee shall use existing Network Facilities in the provision of the Services. The Franchisee shall provide any information reasonably related to location or operation of the Network or Services determined to be necessary by the City Engineer or the Director. The Franchisee shall maintain the Network Facilities in good order and condition, subject to ordinary wear and tear.

          SECTION 5.02. PERMITTING AND PLAN APPROVAL.

          a. NEW CONSTRUCTION PERMIT. Before commencing any work in the Public Way other than routine maintenance or emergency work (as described in Subsections b and c below) the Franchisee shall apply for and obtain a New Construction Permit. The application shall include the application fee described in SECTION 3.06, a written work description, including scale drawings, showing the Network Facilities' location (or proposed location) and estimated depth of the Network Facilities (existing and proposed) in the immediate area of the proposed new construction. Such drawings and specifications shall be prepared, executed and sealed by a registered professional engineer. Such drawings and specifications will be reviewed by the City Engineer and any comments will be provided to the Franchisee as soon as practicable. The

Franchisee agrees to make any changes to the drawings and specifications requested by the City Engineer.

          b. ROUTINE MAINTENANCE. Before the Franchisee performs any routine maintenance or repairs on any Network Facilities, the Franchisee shall give at least 30 days written notice to the City Engineer as to the time and location of the proposed maintenance or repair. Unless waived by the City Engineer in writing, daily work schedules shall be provided to the City by 8:30 a.m. each day any such routine maintenance or repair is performed. Written approval from the City Engineer of all routine maintenance or repair of the Network Facilities must be obtained prior to beginning work. Such approval by City Engineer shall constitute full authority for the issuance of required permits.

          c. EMERGENCY REPAIRS. When an emergency occurs that could not reasonably have been foreseen and requires immediate work on the Network Facilities located in the Public Way, repairs may be performed by the Franchisee and notice shall be given to City Engineer within 24 hours following the commencement of such emergency repairs. Such notice shall state the nature of the emergency repairs and the length of time estimated necessary to complete the emergency repairs. The Franchisee shall apply for the required permits as soon as reasonably practicable, and any work performed that is not consistent with then-applicable City standards shall be corrected upon notice thereof from the City.

          d. PAYMENT OF FEES REQUIRED. Subject to the provisions of SECTION 3.04, the City is not required to grant any permit or approval to the Franchisee unless and until all fees due and payable pursuant to this Franchise have been paid in full, including any permit fees.

          e. OTHER LICENSES AND FEES. The Franchisee shall obtain and pay the cost of all licenses, permits, and certificates required by any statute, ordinance, rule or regulation of any local, state or federal regulatory body having jurisdiction over the conduct of its operations hereunder. The Franchisee shall give notice to the Director of any revocation or failure to obtain any such license, permit or certificate affecting its performance hereunder within 15 days of such revocation or of the day upon which the Franchisee received actual or constructive notice of its failure to obtain such license, permit or certificate.

          SECTION 5.03. WORK STANDARDS. All work in the Public Way shall be performed in accordance with the City's Standard Specifications for Street and Storm Drainage & Street Paving Construction, as such may be amended from time to time, and shall be subject to the regulation, control and direction of the City Engineer. All work done in connection with the laying, construction, operation, maintenance, repair and replacement of the Network and Network Facilities shall be in compliance with all applicable laws, ordinances, rules and regulations of City, the applicable county, the State of Texas, and the United States.

          SECTION 5.04. WORK IN THE PUBLIC WAYS.

          a. The Franchisee's work affecting the Public Ways shall be performed in a manner calculated to cause the least inconvenience to the City and the public as may be reasonable possible under the circumstances. When the Franchisee performs or causes to be performed any work in any Public Way, or so closely adjacent thereto as to create hazards for the public or themselves, the Franchisee shall provide construction and maintenance signs and sufficient barricades and flagmen at work sites to protect the public, equipment and workmen. The application of such traffic control devices shall be consistent with the standards and provisions of the latest addition to the Texas Manual on Uniform Traffic Control Devices. Appropriate warning lights shall be used at all construction and maintenance zones where one or more traffic lanes are being obstructed during nighttime conditions.

          b. If the Franchisee's work requires the closure of any part of any Street, such closure shall be performed in a manner approved in writing by the City Engineer. The Franchisee shall not wholly close any Public Way, but shall at all times maintain a route of travel along and within any roadway that is within a Public Way; provided that, in cases of emergency, the City Engineer may authorize a temporary closing of any Public Way or sidewalk to allow the Franchisee to complete any emergency repairs if in the opinion of the City Engineer, such closing is necessary to protect the safety of the public.

          SECTION 5.05. RESTORATION.

          a. At its sole cost and expense, the Franchisee shall repair, clean up and restore the Public Way disturbed or affected during the maintenance, construction, repair, replacement or removal of the Network Facilities and shall warrant the repair and restoration of such Public Way and other surfaces for a period of two years from the date of completion of same. The City Engineer may require a bond as may be required under then-current City regulations; in the absence thereof, the Franchisee shall to provide a surface correction bond in an amount estimated by the City Engineer to be the cost of repair of the Public Way. The terms and conditions of the bond will be substantially similar to those required by the City of other Persons performing similar work in the Public Ways. Such repairs, clean up and restoration shall be carried out pursuant to standards promulgated by the City Engineer, and shall return the Public Way and other disturbed surfaces to substantially the same condition as before the Franchisee's work began.

          b. Any excavation in any portion of the Public Way shall be replaced with materials of the same kind as those removed unless the City Engineer approves of some other type of fill or material. Without limitation of the above, if after refilling an excavation the earth within the excavated area settles so as to leave a depression, and the depression is related to the Franchisee's work, the Franchisee shall make further necessary fills or other repair work from time to time to correct the problem as ordered by the City Engineer. The determination that the Public Way and other surfaces have been returned to substantially the same condition shall be within the reasonable exercise of the City Engineer's discretion.

          SECTION 5.06. RELOCATION OR REMOVAL. The Franchisee may be required to lower, relocate or remove any Network Facility in any Public Way without cost to the City if reasonably necessary as determined by the City Engineer to abate a condition actually or potentially dangerous to the public health or safety, or as may be reasonably necessary to accommodate any public works project in the Public Way including, but not limited to, water, sanitary sewer, storm drains, street lights and traffic signal conduits, or any other facilities in or under the Public Way. In the alternative, where the City Engineer determines it to be feasible, the Franchisee may be allowed to pay any additional costs incurred for the design or construction of such public works project in a manner that will avoid the relocation or removal of the Network Facilities. In determining the feasibility, the City Engineer shall be guided by the principles of economic waste.

          SECTION 5.07. TIMELY COMPLETION. If the Franchisee fails to either
(i) commence or thereafter to diligently prosecute any repair, refilling, lowering, relocation, or other work required by the City, or (ii) diligently complete any work that disturbs the Public Ways, the City may cause the work to be done or completed at the expense of the Franchisee and may recover all such expense from the Franchisee together with all costs and reasonable attorney fees.

          SECTION 5.08. SUBSEQUENT RULES AND REGULATIONS. The City Council or the City Engineer may make such other reasonable rules and regulations for the placement and manner of the Network Facilities as they may deem appropriate for the protection of the public and the Public Way and to avoid unreasonable interference with other uses or contemplated uses of the Public Way. Without limitation of the above, the City Council or the City Engineer may amend the rules or regulations to require that all Network Facilities constructed after the effective date of such amended rules be placed underground.

          SECTION 5.09. INSPECTIONS. The City Engineer may perform inspections of any Network Facility located in the Public Way from time to time as the City Engineer may deem appropriate. The Franchisee may have a representative present during such inspection.

          SECTION 5.10. ABANDONMENT OF OBSOLETE FACILITIES.

          a. When the Franchisee opens a trench, accesses a conduit, bores, or is working on other locations it shall determine if the Network Facilities located therein, if any, are obsolete, and shall remove such obsolete Network Facilities from such locations, subject to the City Engineer's approval pursuant to Subsection (d), which shall include consideration of structural integrity of the Public Way, or a potentially adverse effect on existing utilities.

          b. When the Franchisee opens a trench, accesses a conduit or bores, it shall notify all other franchisees with facilities in the area of such work, so that all the other franchisees may remove their obsolete facilities, if any, from such location, at their sole cost. The Franchisee may request a list of such other franchisees from the City Engineer, and may rely thereon for purposes of this Section. The Franchisee shall cooperate with the other franchisees in their efforts to remove obsolete facilities. Nothing in this section shall require the Franchisee to delay its work in order to accommodate other franchisees.

          c. When the Franchisee receives notification from another franchisee that it plans to open a trench, access a conduit or bore and the Franchisee determines that the Network Facilities contained therein, if any, are obsolete, the Franchisee may remove obsolete Network Facilities from such locations pursuant to Subsection (e) without causing a delay to the other franchisee, subject to the City Engineer's written approval, which shall include consideration of structural integrity of the Public Way.

          d. Whenever the Franchisee intends to abandon any Network Facilities within the Public Way, the Franchisee shall submit to the City Engineer for the City Engineer's approval a completed application describing the Network Facilities to be abandoned and the date on which the Franchisee intends to abandon such Network Facilities. The Franchisee may remove the Network Facilities or request that the City permit them to remain in place. If the Network Facilities remain in place, they shall be subject to all terms and conditions of this Franchise as though they were in use by the Franchisee.

          e. The City may require the Franchisee to perform a combination of modification and removal of any Network Facilities determined by the Franchisee to be obsolete under this section. The Franchisee shall complete such modification or removal in accordance with a schedule approved in writing by the City Engineer. Any obsolete Network Facilities shall be removed within a reasonable time, not to exceed one year without the written consent of the City Engineer. Until such time as the Franchisee removes, modifies or replaces any obsolete Network Facilities as directed by the City Engineer, the Franchisee shall be responsible for all necessary repairs, relocations of such Network Facilities, and maintenance of the Public Way occupied by such Network Facilities in the same manner and degree as if the Network Facilities were in active use.

          SECTION 5.11. ACQUISITION OF PROPERTY ADJACENT TO PUBLIC WAY.

          a. Before the Franchisee acquires any interest in real property for the installation or relocation of Network Facilities along or adjacent to any Public Way, the Franchisee shall give the City Engineer written notice of such planned acquisition no later than 30 days before the date of such acquisition. The City Engineer will review the proposed acquisition to see that same does not conflict or interfere with any proposed street or thoroughfare expansion.

          b. If the City Engineer determines that the proposed acquisition will unreasonably conflict or interfere with any proposed street or thoroughfare expansion, the City Engineer will notify Franchisee of the potential conflict or interference within 30 days after receipt of notice from the Franchisee, and the Franchisee shall be required to accommodate the requirements of the City Engineer with regard to the use of the property.

         c. If the Franchisee fails to notify the City within the prescribed 30 day period, the City may require the Franchisee to relocate its Network Facilities at no cost to the City to avoid unreasonable interference with such proposed street or thoroughfare expansion.

         SECTION 5.12. ABANDONMENT OF PUBLIC WAY. If the City conveys, closes, abandons, or releases its interest in any Public Way containing Network Facilities installed or operated pursuant to this Franchise, any such conveyance, closure, abandonment or release shall be subject to the rights of the Franchisee under this Franchise.

         SECTION 5.13. BONDING. The Franchisee shall comply with all applicable requirements relating to the provision of bonds or other security to the City in connection with its work in the Public Ways.

         SECTION 5.14. INSTALLATION OF CITY FIBER. In the case of new construction of the Network, the Franchisee, at its sole cost and expense, shall upon written request of the City at the time of the issuance of the New Construction Permit, provide to City for internal governmental purposes four dark fiber strands throughout the portion of the Network Facilities being constructed, as required by the City Engineer and suitable for City's needs. In addition, where such new construction is located directly adjacent to municipal buildings used by City for governmental purposes, the Franchisee shall provide lateral lines connecting such locations to the Network as required by the City Engineer at 110 percent of the Franchisee's direct cost, to be reimbursed by the City. The City shall be responsible for providing the Franchisee with access to such locations. The City Engineer shall notify the Franchisee of such locations prior to the commencement of construction of the applicable portions of the Network Facilities. The City reserves the right to obtain bids from vendors, other than the Franchisee, for construction work not requiring access to the Network Facilities.

                                   ARTICLE VI.
                          INDEMNIFICATION AND INSURANCE

         SECTION 6.01. INDEMNIFICATION. THE FRANCHISEE COVENANTS AND WARRANTS THAT IT WILL PROTECT, DEFEND, AND HOLD HARMLESS THE CITY, ITS EMPLOYEES, OFFICERS, AND LEGAL REPRESENTATIVES (COLLECTIVELY, THE "CITY") FROM ANY AND ALL THIRD PARTY CLAIMS, DEMANDS, AND LIABILITY, INCLUDING DEFENSE COSTS, RELATING IN ANY WAY TO DAMAGES, CLAIMS, OR FINES ARISING BY REASON OF OR IN CONNECTION WITH FRANCHISEE'S ACTUAL OR ALLEGED NEGLIGENCE OR OTHER ACTIONABLE PERFORMANCE OR OMISSION OF THE FRANCHISEE IN CONNECTION WITH OR DURING THE PERFORMANCE OF ITS DUTIES UNDER THIS FRANCHISE. THE FRANCHISEE FURTHER EXPRESSLY COVENANTS AND AGREES TO PROTECT, DEFEND, INDEMNIFY, AND HOLD HARMLESS CITY FROM ALL CLAIMS, ALLEGATIONS, FINES, DEMANDS, AND DAMAGES RELATING IN ANY WAY TO

THE ACTUAL OR ALLEGED JOINT AND/OR CONCURRENT NEGLIGENCE OF THE CITY AND THE FRANCHISEE, WHETHER THE FRANCHISEE IS IMMUNE FROM LIABILITY OR NOT.

         NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE LIABILITY OF THE FRANCHISEE UNDER THIS INDEMNITY PROVISION SHALL NOT EXCEED $1,000,000 PER OCCURRENCE.

         IF THE FRANCHISE GRANTED BY THIS ORDINANCE IS TERMINATED OR IS NOT RENEWED, AND THE FRANCHISEE DOES NOT REMOVE ITS NETWORK FACILITIES FROM THE PUBLIC WAY, THE FRANCHISEE SHALL CONTINUE TO INDEMNIFY AND HOLD HARMLESS THE CITY PURSUANT TO THIS ARTICLE AS LONG AS ITS FACILITIES ARE LOCATED IN THE PUBLIC WAY, AND FOR SAID PURPOSE, THIS SECTION SHALL SURVIVE THE FRANCHISE.

         SECTION 6.02. INSURANCE. The Franchisee shall maintain the following insurance coverage and the respective policies thereof shall cover all risks related to the Franchisee's use and occupancy of the Public Way and all other risks associated with this Franchise:

         a. Description of Insurance Coverage and Limits






        Coverage                                   Limit of Liability
--------------------------                   ---------------------------
 Workers' Compensation                       Statutory for Workers' Compensation.

 Employer's Liability
                                             Bodily Injury by Accident $1,000,000 (each accident)
                                             Bodily Injury by Disease $1,000,000 (policy limit)
                                             Bodily Injury by Disease $1,000,000 (each employee)

 Commercial General Liability:               Combined single limits of $1,000,000
         Including Broad Form                per occurrence and $1,000,000 aggregate
         Coverage, Contractual
         Liability, Bodily
         and Personal Injury,
         and Completed
         Operations

 Products and Completed Operations           $1,000,000 aggregate

 Automobile Liability Insurance              $1,000,000 combined single limit
(for automobiles used by the                 per occurrence
 Franchisee in the course of
 its performance under this
 Franchise, including Employer's
 Non-Ownership and Hired Auto
 Coverage)

 Excess Coverage                             $1,000,000 per occurrence/


                                             combined aggregate in excess of
                                             limits specified for Employer's Liability,
                                             Commercial General Liability and
                                             Automobile Liability

Aggregate limits are per 12-month policy period, unless otherwise indicated.

         b. Other insurance-related requirements

               1. The City shall be named an additional insured, by endorsement, on all applicable insurance policies.

               2. Applicable insurance policies shall each be endorsed with a waiver of subrogation in favor of the City.

               3. Insurers shall have a rating of B+ or better and a financial size of Class VI or better according to the current year's Best's rating. Each issuer must be responsible and reputable, must have financial capability consistent with the risks covered, and shall be subject to approval by the Director in the Director's discretion as to conformance with these requirements.

               4. Deductible limits on insurance policies and/or self insured retention exceeding $50,000 require approval of the City.

               5. Certificates of insurance shall state that the City shall be notified a minimum of 30 days prior to the insurer's action in the event of cancellation, non-renewal or material change in coverage regarding any insurance policy required in this Franchise.

               6. Full limits of insurance required in Subsection (a) shall be available for claims arising out of this Franchise.

               7. Certificates of insurance shall be provided by the Franchisee to the City upon the Franchisee's execution of this Franchise. Any failure on the part of the City to request such documentation shall not be construed as a waiver of insurance requirements specified herein.

               8. The City shall be entitled, upon request and without incurring expense, to review the insurance policies (or certified copies thereof) including endorsements thereto which relate to the insurance requirements specified herein and, at its discretion, to require proof of payment for policy premiums.

               9. The City reserves the right to revise insurance requirements specified herein and require the Franchisee to comply therewith within 60 days of the City's official notice of the revision. Such notice shall be in writing and shall state the particular revisions required, and the reasons therefor.

               10. The City shall not be responsible for paying the cost of insurance coverage required herein.

               11. Notice of any actual or potential claim and/or litigation that would affect insurance coverage required herein shall be provided to the City in a timely manner. In the alternative, a policy may by endorsement, establish a policy aggregate for this Franchise which meets the aggregate requirements specified herein.

               12. Each insurance policy required herein shall be primary insurance to any other insurance available to the City with respect to any claims arising hereunder.

               13. The Franchisee shall agree to either require its contractors to maintain the same insurance coverage and limits thereof as specified herein or such coverage on the Franchisee's contractors shall be provided by the Franchisee.

The Franchisee shall continuously and without interruption, maintain in force the required insurance coverage and limits set forth above. Failure to do so will be a default under this Franchise, allowing the City, at its option, to terminate this Franchise in accordance with the provisions of Article VII.

                                  ARTICLE VII.
                             DEFAULT AND TERMINATION

         SECTION 7.01. DEFAULTS. The occurrence of any of the following shall be an event of default under this Franchise:

               i. failure of the Franchisee to comply with any material term, condition or provision of this Franchise;

               ii. any intentional false statement or misrepresentation as to a material fact in the Franchisee's application for this Franchise;

               iii. the Franchisee's loss of or failure to obtain all licenses, permits, and certification lawfully required by any statute, ordinance, rule or regulation of any regulatory body having jurisdiction over the Franchisee's operations under this Franchise and pay all fees associated therewith; or

               iv. acts or omissions of the Franchisee constituting evasion of payment of Franchise Fees, including evasion by means of not reporting actual Gross Receipts, bartering or any other means.

         SECTION 7.02 CURE PERIOD. If the Franchisee continues to violate or fails to comply with the material terms and provisions of this Franchise for a period of 30 days after the Franchisee has been notified in writing by the City to cure such specific alleged violation or failure to comply, then the City may follow the procedures set forth herein to declare that the Franchisee has terminated all rights and privileges consented to in this Franchise; provided that if the Franchisee is alleged to be in violation of any material provisions of this Franchise other than the payment of any fee due hereunder and if the Franchisee commences efforts to cure such alleged violation(s) within 30 days after receipt of written notice and shall thereafter prosecute such curative efforts with reasonable diligence until such curative efforts are completed, then such alleged violation(s) shall cease to exist and no further action will be taken at that time.

         SECTION 7.03. TERMINATION. Termination of this Franchise shall be by City ordinance. The City shall provide written notice of such ordinance to terminate to the Franchisee at least 60 days prior to such ordinance being included on City Council's agenda. Such notice shall set forth the causes and reasons for termination. The Franchisee shall be provided the opportunity to appear before the City Council prior to the City Council's consideration of such termination of the Franchise and such opportunity to speak shall be no less than 60 days following receipt of notice of termination. Such notice shall set forth the time, date, and place of such time when the Franchisee may appear before the City Council. Upon any termination of this Franchise, all amounts due by the Franchisee to City shall immediately become due and payable.

                                  ARTICLE VIII.
                              TRANSFER OF FRANCHISE

         SECTION 8.01. PROHIBITION. The rights, privileges and franchise granted hereunder may not be assigned, in whole or in part, without the prior consent of the City expressed by resolution or ordinance, and then only under such conditions as may therein be prescribed, except as otherwise provided in SECTION
8.04. No assignment in law or otherwise shall be effective until the assignee has filed with the Director an instrument, duly executed, reciting the fact of such assignment, accepting the terms hereof, and agreeing to comply with all of the provisions hereof. A mortgage or other pledge of assets in a bona fide lending transaction shall not be considered an assignment of this Franchise for the purposes of this Article.

         SECTION 8.02. PROCESS. Upon receipt of a request for consent to an assignment, the Director shall diligently investigate the request in a timely manner and place the request on the

City Council agenda at the earliest practicable time. The City Council shall proceed to act on the request within a reasonable period of time.

     SECTION 8.03. SCOPE OF REVIEW. In reviewing a request for assignment, the City may inquire into the legal, technical and financial qualifications of the prospective assignee, and the Franchisee shall assist the City in so inquiring. The City may condition said assignment upon such terms and conditions as it deems reasonably necessary, provided its approval and any such terms and conditions so attached shall be related to the legal, technical, and financial qualifications of the prospective assignee as well as the Franchisee's compliance with the terms hereof.

     SECTION 8.04. ASSIGNMENTS NOT REQUIRING APPROVAL. Notwithstanding anything to the contrary contained in this article, the prior approval of the City shall not be required for any assignment to (i) any entity controlling, controlled by, or under common control with the Franchisee, as long as such entity has expertise in the operation of the Network Facilities; (ii) any entity with which the Franchisee or an affiliate of the Franchisee shares joint ownership of the Network Facilities; or (iii) any entity that is a holder of a then-current comprehensive telecommunication (as distinguished from a Cable Services) franchise. The Franchisee shall give written notice of such assignment and provide documentation demonstrating the assignee's financial resources to the Director.

     SECTION 8.05. RELEASE. Upon receiving the City's consent to an assignment, or, in the event of an assignment qualifying under SECTION 8.04, upon giving notice under SECTION 8.04, the Franchisee shall be relieved of all conditions, obligations, and liabilities arising or which might arise hereunder that are assumed by the assignee.

                                   ARTICLE IX.
                                  MISCELLANEOUS

     SECTION 9.01. DISCRIMINATION PROHIBITED.

     a. The Franchisee shall not give unreasonable preference or advantage as to rates or services to anyone within a service classification; nor shall Franchisee discriminate against anyone in the furnishing of Services under this Franchise, or the charges therefor, on account of race, color, religion, sex or national origin.

     b. The Franchisee shall comply with all laws, standards, orders and regulations regarding equal employment which are applicable to the Franchisee.

     SECTION 9.02. DRUG-FREE WORKPLACE.

     a. It is the policy of the City to achieve a drug-free work force and to provide a workplace that is free from the use of alcohol and illegal drugs. It is also the policy of the City that the manufacture, distribution, dispensation, possession, sale or use of alcohol or illegal drugs by contractors while on City premises is prohibited. By accepting this Franchise, the Franchisee agrees that it shall require any contractor working for or on behalf of the Franchisee in the Public Way to comply with all applicable federal and state laws and regulations, as well as the requirements and procedures set forth in the Mayor's Policy on Drug Detection and Deterrence, City Council Motion No. 92-1971 and the Mayor's Drug Detection and Deterrence Procedures for Contractors, Executive Order No. 1-31, both of which are on file in the Office of the City Secretary.

     b. In addition, the Franchisee shall require that any subcontractor working for or on behalf of Franchisee's contractor(s) in the Public Way shall also be required to comply with the provisions of this section. The City may require that the Franchisee produce evidence that Franchisee's contractors, as well as any subcontractors, are in compliance with this provision of the Franchise.

     SECTION 9.03. NOTICE.

     a. All notices required or permitted hereunder shall be in writing and shall be deemed delivered when actually received or, if earlier, on the third day following deposit in a United States Postal Service post office or receptacle with proper postage affixed (certified mail, return receipt requested) addressed to the respective other party at the address prescribed below or at such other address as the receiving party may have theretofore prescribed by notice to the sending party.

     b. Any notice or communication required or permitted in the administration of this Franchise may be sent by personal delivery, United States mail or courier and shall be sent as follows:

     Notice to the City Engineer will be to:

          City Engineer
          Director, Department of Public Works and Engineering
          City of Houston
          1801 Main
          Houston, Texas 77002

     Notice to the City or the Director will be to:

          Director, Department of Finance and Administration
          City of Houston
          900 Bagby, 2nd Floor
          Houston, Texas 77002

     Notice to the Franchisee will be to:

          TVMAX Communications (Texas), Inc.
          1111 West Mockingbird Lane, Suite 1130
          Dallas, Texas 75247
          Attention: Mr. Mike Katzenstein, Vice President and General Counsel

          TVMAX Communications (Texas), Inc.
          10300 West Office Drive, Suite 200
          Houston, Texas 77042
          Attention: General Manager

          and

          Mr. Robert J. Collins
          Andrews & Kurth, L.L.P.
          4200 Texas Commerce Tower
          Houston, Texas 77002

or to such other address as the Director, the City Engineer or the Franchisee may designate in writing from time to time. Any notice sent by facsimile transmission must, subsequent to such facsimile transmission, also be given by any other means provided for hereunder.

     SECTION 9.04. FORCE MAJEURE. Other than the Franchisee's failure to pay amounts due and payable under this Franchise, the Franchisee shall not be in default or be subject to sanction under any provision of this Franchise when its performance is prevented by Force Majeure. Force Majeure means an event caused by strike or other labor problem; embargo; epidemic; act of God; fire; flood; adverse weather conditions, or other major environmental disturbance; act of military authority; war or civil disorder. Provided, however, that such causes are beyond the reasonable control and without the willful act, fault, failure or negligence of the Franchisee. Performance is not excused under this section following the end of the applicable event of Force Majeure.

     SECTION 9.05. CONTROLLING LAWS. This ordinance and the franchise granted herein are subject to the applicable provisions of the Constitution and laws of the United States and of the State of Texas, the Charter of the City of Houston, and the provisions of general applicability of the Code of Ordinances, City of Houston. All obligations of the parties hereunder are performable in Harris County, Texas. In the event that any legal proceeding is brought to enforce the terms of this Franchise, the same shall be brought in Harris County, Texas.

     SECTION 9.06 CUMULATIVE EFFECT. This Franchise shall be cumulative of all provisions of the Code of Ordinances, City of Houston, as amended, except in those instances where the provisions of this Franchise are in direct conflict with the provisions of such Code, in which instances the provisions of this Franchise shall supersede the conflicting provisions of such Code as they apply to the City.

     SECTION 9.07. SEVERABILITY. It is hereby declared to be the intention of the City Council that the phrases, clauses, sentences, paragraphs and sections of this Franchise are severable, and, if any phrase, clause, sentence, paragraph or section of this Franchise shall be declared void, ineffective or unconstitutional by the valid judgment or final decree of a court of competent jurisdiction, such voidness, ineffectiveness or unconstitutionality shall not affect any of the remaining phrases, clauses, sentences, paragraphs and sections of this Franchise since the same would have been enacted by the City Council without the incorporation herein of any such void, ineffective or unconstitutional phrase, clause, sentence, paragraph or section.

     SECTION 9.08. ENTIRE AGREEMENT. This Franchise merges the prior negotiations and understandings of the parties hereto and embodies the entire agreement of the parties, and there are not other agreements, assurances, conditions, covenants (expressed or implied) or other terms with respect to the Network Facilities whether written or verbal, antecedent or contemporaneous with the execution hereof.

     SECTION 9.09. CAPTIONS. Captions contained in this Franchise are for reference purposes only, and therefore will be given no effect in construing this Franchise and are not restrictive of the subject matter of any section of this Franchise. Any reference to gender shall include the masculine, feminine and neutral.

     SECTION 9.10. ACCEPTANCE AND APPROVAL; CONSENTS. An approval by the Director, the City Engineer, or any other instrumentality of City, of any part of the Franchisee's Performance shall not be construed to waive compliance with this Franchise or to establish a standard of performance other than required by this Franchise or by law. Where this Franchise contains a provision that either party approve or consent to any action of the other party, such approval or consent shall not be unreasonably withheld or delayed.

     SECTION 9.11. NON-WAIVER. Failure of either party hereto to insist on the strict performance of any of the terms and conditions hereof or to exercise any rights or remedies accruing hereunder upon default or failure of performance shall not be considered a waiver of the right to insist on, and to enforce by any appropriate remedy, strict compliance with any other obligation hereunder or to exercise any right or remedy occurring as a result of any future default or failure of performance, except as specifically conceded herein.

     SECTION 9.12. WRITTEN AMENDMENT. Unless otherwise provided herein, this Franchise may be amended only by an ordinance duly adopted by the City Council.

     SECTION 9.13. PUBLICATION. The City Secretary is hereby directed to publish this Franchise in its entirety once a week for four consecutive weeks within a period of 30 days after its passage in the official newspaper of the City, as required by Article II, Section 17 of the Charter of the City of Houston, Texas. The Franchisee shall pay all costs of publication of this Franchise.

     SECTION 9.14. DUTIES UPON TERMINATION.

     a. Unless this Franchise is renewed or superseded by another franchise covering the same facilities and subject matter, the Franchisee shall notify the City Engineer in writing, within 90 days after the termination of this Franchise, of any of the Network Facilities that are not used or useful for providing service under the Franchisee's existing cable franchise, or a succeeding cable television franchise from the City, and that it wishes to remove from the Public Way or convey in place. If the Franchisee does not timely provide such notice, such Network Facilities shall, at the City's election, be and become property of the City, without the payment of other or further compensation to the Franchisee, or the City may, at its option, elect to have all such property, if any, of the Franchisee in or under the Public Way removed by the Franchisee at the Franchisee's sole cost and expense.

     b. If the property is to be removed, the Franchisee shall have a reasonable time to remove the Network Facilities and the Franchisee shall cause the Public Way to be restored to the same condition, or in as good a state of repair or condition, as same was in prior to removal of the Network Facilities. The removal and restoration work shall proceed diligently to completion. All work incident to the removal of the Network Facilities or restoration of Public Way shall be done at the sole cost and expense of the Franchisee, and shall be done under the supervision and satisfaction of the City Engineer. Notwithstanding anything to the contrary contained herein, following the completion of such removal, the Franchisee shall not remove additional property at any time for any reason without the prior written approval of the Director, such approval to be at the sole discretion of the Director.

     c. If the property is to be conveyed in place, the Franchisee shall have a reasonable time, not to exceed one year without the consent of the Director, to provide the Director with a certified copy of the instrument conveying or transferring the property to a third party; provided that the third party is then currently franchised by the City to own and operate the conveyed property. In the event the Franchisee does not timely provide the Director with such instrument, the property shall be subject to the provisions of the second sentence of SUBSECTION (a).

     d. In the event of termination of this Franchise, the City Engineer may order the removal of any Network Facilities from the Public Way at any time upon a finding that the applicable

Network Facilities interfere with the operation of the streets or utilities, notwithstanding any time periods described in this section.

     SECTION 9.15. VALUATION. This Franchise is granted subject to the lawful provisions of Article II, Section 17, of the City Charter, which provisions are made a part hereof and incorporated herein by reference. The terms of SECTION
9.14 constitute compliance with the valuation provisions of the Charter and with regard to the disposition of the Network Facilities upon termination of this Franchise.

     SECTION 9.16. ACCEPTANCE. The Franchisee shall, within 30 days from the Effective Date, file with the City Secretary a written statement executed in its name by an officer of the Franchisee duly appointed and authorized to make such statement, in the form provided in EXHIBIT C.

     SECTION 9.17. REPRESENTATIONS AND WARRANTIES. In addition to the representations, warranties, and covenants of the Franchisee to the City set forth elsewhere herein, the Franchisee represents and warrants to the City and covenants and agrees (which representations, warranties, covenants and agreements shall not be affected or waived by any inspection or examination made by or on behalf of the City) that, as of the closing and throughout the term of this Franchise.

     a. ORGANIZATION, STANDING AND POWER. The Franchisee is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and is duly authorized to do business in the State of Texas and in the City. The Franchisee has all requisite power and authority to own or lease its properties and assets, to conduct its businesses as currently conducted and to execute, deliver and perform this Franchise and all other agreements entered into or delivered in connection with or as contemplated hereby.

     b. COMPLIANCE WITH LAW. The Franchisee is, to the best of its knowledge and belief, in compliance with all laws, ordinances, decrees and governmental rules and regulations applicable to the System and has obtained all government licenses, permits, and authorizations necessary for the operation and maintenance of the Network Facilities.

     c. FULL DISCLOSURE. Without limiting the specific language of any other representation and warranty herein, all information furnished by the Franchisee to the City in connection with this Franchise, or otherwise related to the Network Facilities by authorized officers of the Franchisee, to the best of the Franchisee's knowledge and belief is accurate and complete in all material respects on the date of passage of this Franchise, and includes all material facts required to be stated therein and does not contain any untrue statement of a material fact or omit any material fact necessary to make the statements therein not misleading. There is no fact known to the Franchisee, to the best of its knowledge, which materially and adversely affects or in the future could reasonably be expected to materially and adversely affect the business, operations, properties, assets or financial condition of the Network, or any part thereof, which has not been set forth in this Franchise or the other documents, certificates, and instruments delivered to the

City by or on behalf of the Franchisee specifically for use in connection with the transactions contemplated by this Franchise.

     d. TRUTHFUL STATEMENTS. The Franchisee warrants, to the best of its knowledge and belief, that information provided and statements made in its application for this Franchise were true and correct when made and are true and correct upon execution hereof.

     e. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties contained in this Franchise shall survive the term of the Franchise.

     SECTION 9.18. EFFECTIVE DATE. This Franchise, having been published as required in Article II, Section 17 of the Charter of the City of Houston shall become effective 30 days following its final passage and approval by City Council.

     PASSED FIRST READING THIS 10TH DAY OF DECEMBER, 1997.

     PASSED SECOND READING THIS 17TH DAY OF DECEMBER, 1997.

     PASSED THIRD READING THIS 23RD DAY OF DECEMBER, 1997.

     APPROVED THIS 23RD DAY OF DECEMBER, 1997.




                                             ----------------------------------
                                             Mayor of the City of Houston

(Prepared by Legal Department [ILLEGIBLE])
(TA 12-1-97)
(Requested by Richard Lewis, Director, Department of Finance & Administration) (LD File No. 349621601)

Section 2.04(b)                    EXHIBIT A

      LETTER TO BE SENT TO CUSTOMERS WHO MAY REQUIRE FRANCHISE AGREEMENTS*

Dear_____________:

     Pursuant to the franchise agreement between ________________ and the City of Houston (the "City"), City Ordinance No. ______________, this letter is to notify you that you may require authorization from the City of Houston to provide services via _____________ facilities located within City streets and rights-of-way.

     Information regarding applicability, procedures, and requirements for such authorization may be obtained by calling the City of Houston Division of Regulatory Development Services at (713) 247-1532.

                                                       [Company]
                                                     --------------------------
cc:  City of Houston

Note to Exhibit A:

     * Pursuant to SECTION 2.04(b) of Ordinance No. _____, this letter is to be sent to entities whose use of the Network should reasonably require certification, authorization, or licensing by the FCC, Texas Public Utility Commission, or such other federal or state regulatory authority.

Section 3.03

                                   EXHIBIT B

                                 CITY OF HOUSTON
                  TELECOMMUNICATION FRANCHISE FEE PAYMENT FORM

Period Ending:
              ---------------------------

Franchisee:
           ------------------------------

No. of Customers By Class

     Business (private)
                                                            -------------------

     Business (public)
                                                            -------------------

     Residential
                                                            -------------------

Sales and Revenues in City of Houston

          Local Service Revenue
          (5,000 to 5,069) 40 CFR Part 32                   -------------------

          Network Access Services Revenue
          (5080 - 5084)                                     -------------------

          Long Distance Revenue
          (5010 - 5169)                                     -------------------

          Miscellaneous Revenues
          (5230 -5270)                                      -------------------

          Uncollectible
                                                            -------------------

          TOTAL
                                                            -------------------

          Franchise Fee @ 5% of Gross Revenue
                                                            -------------------

* Attached supporting quarterly revenue reports.

Section 9.16

                                   EXHIBIT C

                             STATEMENT OF ACCEPTANCE

________________________, for itself, its successors and assigns, hereby accepts and agrees to be bound by all terms, conditions and provisions of the franchise granted pursuant to Ordinance No. __________, attached hereto and incorporated herein for all intents and purposes.

                                                  [COMPANY NAME]
                                               -------------------------------

                                               BY:
                                                  ----------------------------
                                                  Name:
                                                       -----------------------
                                                  Title:
                                                        ----------------------
                                                  Date:
                                                       -----------------------

Note to Exhibit C:

Attach copy of executed Ordinance containing such franchise.

                               PASSED 1ST READING
                                    12/10/97

     AYE            NO
================================================
    ABSENT                   MAYOR LANIER
------------------------------------------------
     oooo          oooo     COUNCIL MEMBERS
------------------------------------------------
      X                          HUEY
------------------------------------------------
      X                        YARBROUGH
------------------------------------------------
      X                          WONG
------------------------------------------------
      X                         BONEY
------------------------------------------------
      X                          TODD
------------------------------------------------
      X                        DRISCOLL
------------------------------------------------
    ABSENT                      KELLEY
------------------------------------------------
    ABSENT                      FRAGA
------------------------------------------------
    ABSENT                     CASTILLO
------------------------------------------------
MAYOR PRO TEM PRESIDING
      X                         SAENZ
------------------------------------------------
      X                         ROACH
------------------------------------------------
      X                         SANCHEZ
------------------------------------------------
      X                          BELL
------------------------------------------------
   ABSENT                      ROBINSON
------------------------------------------------
   CAPTION       ADOPTED

                               PASSED 2ND READING
                                   12/17/97

     AYE            NO
================================================
      X                       MAYOR LANIER
------------------------------------------------
     oooo          oooo     COUNCIL MEMBERS
------------------------------------------------
    ABSENT                       HUEY
------------------------------------------------
      X                        YARBROUGH
------------------------------------------------
      X                          WONG
------------------------------------------------
      X                         BONEY
------------------------------------------------
      X                          TODD
------------------------------------------------
      X                        DRISCOLL
------------------------------------------------
      X                         KELLEY
------------------------------------------------
    ABSENT                      FRAGA
------------------------------------------------
      X                        CASTILLO
------------------------------------------------
      X                         SAENZ
------------------------------------------------
      X                         ROACH
------------------------------------------------
      X                         SANCHEZ
------------------------------------------------
      X                          BELL
------------------------------------------------
      X                        ROBINSON
------------------------------------------------
   CAPTION       ADOPTED

                    PASSED 3RD AND FINAL READING
                             12/23/97

     AYE            NO
================================================
      X                       MAYOR LANIER
------------------------------------------------
     oooo          oooo     COUNCIL MEMBERS
------------------------------------------------
      X                          HUEY
------------------------------------------------
      X                        YARBROUGH
------------------------------------------------
      X                          WONG
------------------------------------------------
      X                         BONEY
------------------------------------------------
      X                          TODD
------------------------------------------------
      X                        DRISCOLL
------------------------------------------------
      X                         KELLEY
------------------------------------------------
      X                         FRAGA
------------------------------------------------
    ABSENT                     CASTILLO
------------------------------------------------
      X                         SAENZ
------------------------------------------------
      X                         ROACH
------------------------------------------------
      X                         SANCHEZ
------------------------------------------------
      X                          BELL
------------------------------------------------
    ABSENT                     ROBINSON
------------------------------------------------
   CAPTION       ADOPTED

     I, ANNA RUSSELL, City Secretary of the City of Houston, Texas, do hereby certify that the within and foregoing is a true and correct copy of Ordinance No. 97-1567, passed and adopted by the City Council of said City on the 23rd day of December, 1997, as the same appears in the records in my office.

     WITNESS my hand and the Seal of said City this 31st day of December, A.D. 1997.



                                        /s/ ANNA RUSSELL
                                        ---------------------------------------
                                        City Secretary of the City of Houston
                                        Anna Russell